UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2022

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due 2031 of GS Finance Corp.	GS/31B	NYSE

Medium-Term Notes, Series E, Index-Linked Notes due 2028 of GS Finance Corp.	FRLG	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

2021 Annual Compensation for David Solomon

The Goldman Sachs Group, Inc. (the “Registrant,” the “firm” or “we”) today announced that the Board of Directors (“Board”), upon the recommendation of the Compensation Committee, has determined the 2021 total annual compensation for David M. Solomon, our Chairman and Chief Executive Officer.

Mr. Solomon’s total annual compensation for 2021 is $35 million (which consists of an annual base salary of $2 million unchanged from 2020, as well as annual variable compensation, described below). This compares to total annual compensation for 2020 of $27.5 million (before the $10 million reduction determined by the Board related to the settlement of matters relating to 1Malaysia Development Berhad).

Mr. Solomon’s 2021 annual variable compensation is $33 million, 70% of which (i.e., $23.1 million) is in the form of performance-based restricted stock units (“PSUs”), with the remainder to be paid in the form of cash. PSUs tie 100% of Mr. Solomon’s annual equity-based compensation to ongoing performance metrics.

The Compensation Committee was guided in its determination of 2021 compensation by, among other things, the firm’s Performance Assessment Framework, which is comprised of identified financial performance metrics as well as non-financial factors (i.e., client orientation; risk management; and people strategy scorecard). To this end, in making 2021 compensation decisions, the Compensation Committee considered these factors as well as, among other things, the firm’s performance and continued strong progress on its growth strategy, as well as Mr. Solomon’s outstanding individual performance, including his leadership in guiding the firm to achieve these results.

For the year ended December 31, 2021, the Registrant reported record net revenues of $59.34 billion, record net earnings of $21.64 billion, record diluted earnings per common share of $59.45 and return on average common shareholders’ equity of 23.0% (the firm’s highest since 2007). For 2021, the firm also delivered book value per share growth of 20.4% and total shareholder return (“TSR”) of 47.5%.

Shareholder Value Creation Awards

We also announced today that the Board, upon the recommendation of the Compensation Committee, determined to grant Shareholder Value Creation Awards, in the same form as was granted to Mr. Solomon and John E. Waldron (President and Chief Operating Officer) in October 2021, more broadly across the members of our Management Committee, including to revenue division heads and leaders of our control, finance and operating divisions.

These awards broaden the scope of the three key objectives of the Shareholder Value Creation Awards: (1) align compensation with rigorous performance thresholds that drive long-term shareholder value creation; (2) ensure leadership continuity over the next 5+ years in the next phase of Goldman Sachs’ growth strategy; and (3) enhance retention in response to the increasing competition for talent in the current environment.

In granting these Shareholder Value Creation Awards, the Board sought to be responsive to shareholder feedback regarding the importance of addressing these three objectives across the firm’s senior leadership team. The Board believes providing Shareholder Value Creation Awards with the same terms as those granted to Messrs. Solomon and Waldron to Management Committee members, including our Executive Officers, will further enhance collaboration and teamwork by aligning the incentive structure across the firm’s most senior leaders.

In addition, in support of these goals and in order to further tie annual compensation to ongoing performance metrics, our Compensation Committee determined that 2021 year-end equity-based compensation for all of the members of our Management Committee, including our Executive Officers, should be 100% in PSUs (consistent with the existing pay mix for Messrs. Solomon and Waldron).

Similar to the Shareholder Value Creation Awards granted to Messrs. Solomon and Waldron in October 2021 (and described on a Form 8-K filed by the Registrant on October 22, 2021), the Management Committee Shareholder Value Creation Awards are not part of 2021 annual compensation and will not be awarded on a regularly recurring basis. These awards are based on the same conversion price, are subject to the same performance and time-based vesting conditions (including the rigorous pre-established absolute TSR goals and relative TSR goals), and, except for limited circumstances to comply with certain non-US regulatory requirements, otherwise have terms that are identical to those of the Shareholder Value Creation Awards granted to Messrs. Solomon and Waldron, including transfer restrictions, forfeiture and clawback provisions, as described in the Registrant’s October 22, 2021 Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: January 28, 2022	By:	/s/ Kathryn H. Ruemmler
	Name:	Kathryn H. Ruemmler
	Title:	Executive Vice President, Chief Legal Officer and General Counsel